Exhibit 99.1
Limelight Networks Reports Fourth-Quarter and Full Year 2007 Results
TEMPE, Ariz. — 19 FEB 2008 - Limelight Networks, Inc. (Nasdaq: LLNW) today reported fourth quarter and full year results for the period ended December 31, 2007.
“2007 was a year of strong growth for Limelight Networks. We added over 450 new customers, substantially expanding our domestic and international market presence and winning key new customers in the online game, social media, and mainstream entertainment market segments, all while growing our peak traffic levels over 90%,” said Jeff Lunsford, Chairman and CEO, Limelight Networks, Inc.
For the fourth quarter 2007, the Company generated $29.1 million of GAAP (generally accepted accounting principles) revenue with a net loss of $0.08 per basic share. For the full year, the Company reported GAAP revenue of $103.1 million with a GAAP net loss of $0.41 per basic share.
The Company generated non-GAAP revenue for the fourth quarter 2007 of $29.9 million, adjusted EBITDA of $4.9 million and non-GAAP net income of $0.01 per basic share. For the full year, the Company reported non-GAAP revenue of $106.2 million, adjusted EBITDA of $21.5 million and non-GAAP net income of $0.09 per basic share — see reconciliation to GAAP measures attached.
During the fourth quarter, the Company:
•	Signed contracts with over 200 new customers.

•	Added over 170 net new customers into production, a new quarterly record, raising the total number of production customers to over 1,150.

•	Was named the exclusive content delivery network for the world’s first studio-backed feature film to be released online, in conjunction with Blockbuster, Inc., and Microsoft Silverlight.

•	Announced Brightcove, Fox Interactive Media, MSN Video and Rajshri.com as customers for the LimelightHD service.

•	Introduced support for Adobe Flash Media Streaming Server 3.

•	Strengthened the Company’s senior leadership team, with the appointment of Philip C. Maynard as senior vice president, chief legal officer, and secretary; and Roxanne Ivory, as vice president of global marketing.
“More organizations are moving digital assets online and looking to make them instantly available in high-fidelity to end-users. Limelight Networks’ scalable architecture uniquely addresses the challenges inherent in this task. We believe we have a strong and compelling solution to continue supporting our customers’ high-growth initiatives within this exciting market,” added Lunsford.
First Quarter 2008 Outlook
The Company anticipates revenue to be in the range of $30.0 million to $32.0 million, non-GAAP net income to be in the range of $0.02 to $0.03 per basic share and adjusted EBITDA to be in the range $2.0 million to $4.0 million, after including litigation-related costs during the quarter of $3.5 to $4.0 million.
Conference Call and Web Audiocast
Management will host a quarterly conference call for investors beginning at 2:00 p.m. PST (5 p.m. EST) on Tuesday, February 19, 2008. This call can be accessed toll-free at 1-877-574-8878 within the United States or 1-706-634-6364 outside of the U.S using Conference ID 33463019. The conference call will also be audiocast live at http://www.llnw.com and a replay will be available following the call from the Company’s website.
Financial Statements

LIMELIGHT NETWORKS, INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,	December 31,
	2007	2006
Assets
Cash and cash equivalents	$113,824	$7,611
Marketable securities, short-term	83,273	—
Accounts receivable, net	22,338	17,526
Income tax receivable	1,190	2,980
Deferred income taxes	—	362
Prepaid expenses and other current assets	4,469	3,011

Current assets	225,094	31,490
Property and equipment, net	46,968	41,784
Investment in marketable securities	87	285
Deferred income taxes	—	106
Other assets	1,440	759

Total assets	$273,589	$74,424

Liabilities and stockholders’ equity
Accounts payable	$8,522	$6,419
Accounts payable, related parties	230	781
Deferred revenue, current portion	4,237	197
Credit facilities, current portion	—	2,938
Capital lease obligations, current portion	—	245
Other current liabilities	9,312	6,314

Current liabilities	22,301	16,894
Deferred revenue, less current portion	8,189	—
Credit facilities, less current portion	—	20,456
Capital lease obligations, less current portion	—	5
Other liabilities	—	30

Total liabilities	30,490	37,385
Stockholders’ equity	243,099	37,039

Total liabilities and stockholders’ equity	$273,589	$74,424

LIMELIGHT NETWORKS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended				Twelve Months Ended
	December 31,	September 30,	December 31,	September 30,	December 31,	December 31,
	2007	2007	2006	2006	2007	2006
Revenues	$29,132	$29,190	$22,110	$17,454	$103,111	$65,243
Costs and operating expenses:
Cost of revenues (1)(3)	18,435	17,773	13,232	10,200	65,541	35,978

General and administrative (1)(3)	7,030	8,117	10,061	4,679	31,752	18,614
Sales and marketing (1)	8,619	7,421	2,450	1,860	25,462	6,841
Research and development (1)	1,385	1,294	1,200	1,193	5,504	3,151

Total costs and operating expenses	35,469	34,605	26,943	17,932	128,259	64,584

Operating income (loss)	(6,337)	(5,415)	(4,833)	(478)	(25,148)	659
Interest expense (2)	(6)	(18)	(431)	(373)	(1,418)	(1,828)
Interest income	2,035	2,456	129	79	5,153	208
Other income	(177)	33	105	70	(144)	175

Income (loss) before income taxes	(4,485)	(2,944)	(5,030)	(702)	(21,557)	(786)
Income tax expense	1,798	181	(51)	688	2,401	2,591

Net loss	$(6,283)	$(3,125)	$(4,979)	$(1,390)	$(23,958)	$(3,377)

Net loss allocable to common stockholders	$(6,283)	$(3,125)	$(4,979)	$(1,390)	$(23,958)	$(3,377)

Net loss per share:
Basic	$(0.08)	$(0.04)	$(0.25)	$(0.09)	$(0.41)	$(0.13)
Diluted	$(0.08)	$(0.04)	$(0.25)	$(0.09)	$(0.41)	$(0.13)
Shares used in per share calculations:
Basic	82,140	82,045	19,882	15,670	57,982	25,597
Diluted	82,140	82,045	19,882	15,670	57,982	25,597

(1)	Includes share-based compensation (see supplemental table for figures)

(2)	Includes zero and approximately $424K of deferred financing fees for the three and twelve month periods ended December 31, 2007

(3)	Includes depreciation (see supplemental table for figures)

LIMELIGHT NETWORKS, INC.
Supplemental Financial Data
(In thousands)
(Unaudited)

	Three Months Ended				Twelve Months Ended
	December 31,	September 30,	December 31,	September 30,	December 31,	December 31,
	2007	2007	2006	2006	2007	2006
Supplemental financial data (in thousands):
Share-based compensation:
Cost of revenues	$479	$422	$201	$136	$1,489	$459
General and administrative	1,454	1,702	4,655	2,097	10,653	6,794
Sales and marketing	1,272	1,289	143	84	3,948	334
Research and development	420	542	856	735	2,820	1,661

Total share-based Compensation	$3,625	$3,955	$5,855	$3,052	$18,910	$9,248
Depreciation and amortization:
Network-related depreciation	$5,428	$5,602	$3,908	$2,900	$20,739	$10,316
Other depreciation	278	268	91	63	857	226

Total depreciation and amortization	$5,706	$5,870	$3,999	$2,963	$21,596	$10,542
Capital expenditures:

Capital Expenditures (cash & accrual)	$5,136	$7,291	$17,109	$12,710	$26,771	$40,339

Net increase (decrease) in cash, cash equivalents and marketable securities	$3,032	$6,370	$(3,501)	$9,471	$189,288	$6,005
End of period statistics:
Number of production customers under recurring contract	1,159	988	693	625	1,159	693
Number of employees	239	219	123	108	239	123

LIMELIGHT NETWORKS, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended				Twelve Months Ended
	December 31,	September 30,	December 31,	September 30,	December 31,	December 31,
	2007	2007	2006	2006	2007	2006
Cash flows from operating activities:
Net loss	$(6,283)	$(3,125)	$(4,979)	$(1,390)	$(23,958)	$(3,377)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,706	5,870	3,999	2,963	21,596	10,542
Share-based compensation	3,625	3,955	5,855	3,052	18,910	9,248
Deferred income tax expense (benefit)	33	(294)	(470)	(1)	319	(471)
Accounts receivable charges	1,337	1,689	743	242	4,873	1,162
Accretion of debt discount	—	—	74	33	424	143
Accretion of marketable securities	(530)	(277)	—	—	(807)	—
Gain on sale of property and equipment	—	—	(175)	—	—	(175)
Loss on foreign exchange	42	—	—	—	42	—
Loss on investment	387	—	—	—	387	—
Changes in operating assets and liabilities:
Accounts receivable	(5,244)	1,202	(6,313)	(2,978)	(9,685)	(14,415)

Prepaid expenses and other current assets	1,037	(143)	(499)	(908)	(1,458)	(2,071)
Income taxes receivable	2,946	412	(3,124)	144	2,820	(2,980)
Other assets	7	(153)	(162)	(25)	(691)	(423)
Accounts payable	3,614	(1,883)	(6,074)	8,785	(1,981)	3,725
Accounts payable, related parties	230	(19)	781	(958)	(551)	419
Deferred revenue and Other current liabilities	(4,314)	10,471	2,161	860	15,824	4,966
Other long term liabilities	(30)	—	—	—	(30)	—

Net cash provided (used in) by operating activities:	2,563	17,705	(8,183)	9,819	26,034	6,293

Cash flows from investing activities:
Purchase of marketable securities	(37,569)	(43,411)	—	—	(109,570)	—
Sale of marketable securities	20,300	7,000	—	—	27,300	—
Purchases of property and equipment	(2,081)	(12,094)	(13,282)	(16,895)	(22,731)	(40,609)

	Three Months Ended				Twelve Months Ended
	December 31,	September 30,	December 31,	September 30,	December 31,	December 31,
	2007	2007	2006	2006	2007	2006
Net cash used in investing activities	(19,350)	(48,505)	(13,282)	(16,895)	(105,001)	(40,609)

Cash flows from financing activities:

Borrowings on credit facilities	—	—	23,818	2,500	—	32,873

Payments on credit facilities	—	—	(7,749)	(11,435)	(23,818)	(19,682)

Borrowings on line of credit	—	—	—	—	1,500	—

Payments on line of credit	—	—	—	(1,000)	(1,500)	(1,000)

Payments on capital lease obligations	—	—	(71)	(72)	(250)	(242)

Payments on notes payable — related parties	—	—	—	—	—	(195)

Escrow funds returned from share repurchase	1,190	1,029	317	412	4,608	729

Tax benefit from share-based compensation	543	—	1,627	—	566	1,627

Proceeds from exercise of stock options	128	4	200	1,840	162	2,086

Net proceeds from preferred stock issuance	—	—	(107)	126,423	—	126,316

Repurchase of common stock	—	—	—	(102,121)	—	(102,121)

Proceeds from initial public offering, net of issuance costs	—	(586)	—	—	203,912	—

Net cash provided by financing activities	1,861	447	18,035	16,547	185,180	40,391

Net increase (decrease) in cash and cash equivalents	(14,926)	(30,353)	(3,430)	9,471	106,213	6,075

Cash and cash equivalents, beginning of period	128,750	159,103	11,041	1,570	7,611	1,536

Cash and cash equivalents, end of period	$113,824	$128,750	$7,611	$11,041	$113,824	$7,611

Use of Non-GAAP Financial Measures
     In evaluating our business, we consider and use non-GAAP revenue, non-GAAP net income and Adjusted EBITDA as a supplemental measure of our operating performance. We consider non-GAAP revenue and net income measurements to be an important indicator of overall performance of the Company because it allows us to illustrate the impact of revenue generated from our multi-element contract as well as to eliminate the effects of share-based compensation and litigation expense. We define EBITDA as GAAP net income before net interest expense, provision for income taxes, depreciation and amortization. We define Adjusted EBITDA as EBITDA plus income from our multi-element contract and expenses that we do not consider reflective of our ongoing operations. We use Adjusted EBITDA as a supplemental measure to review and assess our operating performance. We also believe use of Adjusted EBITDA facilitates investors’ use of operating performance comparisons from period to period and company to company by backing out potential differences caused by variations in such items as capital structures (affecting relative interest expense and share-based compensation expense), the book amortization of intangibles (affecting relative amortization expense), the age and book value of facilities and equipment (affecting relative depreciation expense) and other non cash expenses. We also present Adjusted EBITDA because we believe it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.
     The terms non-GAAP revenue and net income, EBITDA and Adjusted EBITDA are not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Our non-GAAP revenue and net income, EBITDA and Adjusted EBITDA have limitations as analytical tools, and when assessing our operating performance, you should not consider non-GAAP revenue and net income, EBITDA and Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:
•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	they do not reflect changes in, or cash requirements for, our working capital needs;

•	they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•	they do not reflect income taxes or the cash requirements for any tax payments;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as assumed life of the options and assumed volatility of our common stock; and

•	other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.
     We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP Net Income and Adjusted EBITDA only supplementally. Non-GAAP Net Income, EBITDA and Adjusted EBITDA are calculated as follows for the periods presented in thousands:
Reconciliation of Non-GAAP Financial Measures
     In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the Company is presenting the most directly comparable GAAP financial measures and reconciling the non-GAAP financial metrics to the comparable GAAP measures.

Reconciliation of GAAP Revenue to Non-GAAP Revenue
(In thousands)
(Unaudited)

	Three Months Ended				Twelve Months Ended
	December 31,	September 30,	December 31,	September 30,	December 31,	December 31,
	2007	2007	2006	2006	2007	2006
GAAP Revenue	$29,132	$29,190	$22,110	$17,454	$103,111	$65,243

Deferred Traffic Revenue	—	(2,645)	—	—	—	—
Deferred Custom CDN Services	722	1,504	—	—	3,047	—

Non-GAAP Revenue	$29,854	$28,049	$22,110	$17,454	$106,158	$65,243

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
(In thousands)
(Unaudited)

	Three Months Ended				Twelve Months Ended
	December 31,	September 30,	December 31,	September 30,	December 31,	December 31,
	2007	2007	2006	2006	2007	2006
GAAP net loss	$(6,283)	$(3,125)	$(4,979)	$(1,390)	$(23,958)	$(3,377)

Share-based compensation	3,625	3,955	5,855	3,052	18,910	9,248
Litigation expenses	2,772	2,002	2,296	825	7,295	3,121
Deferred revenue	722	(1,141)	—	—	3,047	—
Deferred cost of traffic and services	21	649	—	—	(205)	—

Non-GAAP net income	$857	$2,340	$3,172	$2,487	$5,089	$8,992

Non-GAAP net income basic share	$0.01	$0.03	$0.16	$0.16	$0.09	$0.35

Reconciliation of GAAP Net Income (Loss) to EBITDA to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended				Twelve Months Ended
	December 31,	September 30,	December 31,	September 30,	December 31,	December 31,
	2007	2007	2006	2006	2007	2006
GAAP net loss	$(6,283)	$(3,125)	$(4,979)	$(1,390)	$(23,958)	$(3,377)

Add: depreciation and amortization	5,706	5,870	3,999	2,963	21,596	10,542
Add: interest expense	6	18	431	373	1,418	1,828
Less: interest/other income	(1,858)	(2,490)	(234)	(149)	(5,009)	(383)
Plus income tax expense (benefit)	1,798	181	(51)	688	2,401	2,591

EBITDA	$(631)	$454	$(834)	$2,485	$(3,552)	$11,201
Add: share-based compensation	3,625	3,955	5,855	3,052	18,910	9,248
Add: litigation expenses recoverable from escrow (1)	1,132	1,001	1,148	413	3,394	1,561
Add: deferred traffic and services revenue	722	(1,141)	—	—	3,047	—
Less: deferred traffic and service costs	(21)	(649)	—	—	265	—

Adjusted EBITDA	$4,869	$4,918	$6,169	$5,950	$21,534	$22,010

(1)	During 2006, we repurchased stock in a transaction with a total value of $102.1 million. Selling stockholders agreed to hold $10.1 million of the proceeds to offset specific claims for reimbursement associated with the Akamai lawsuit and other undisclosed obligations that may arise. For the three month periods ended December 31, 2007 and 2006, we had $1.1 million and $1.1 million, respectively, of litigation costs subject to reimbursement from this escrow. For the twelve month periods ended December 31, 2007 and 2006, we had $3.4 million and $1.6 million, respectively, of litigation costs subject to reimbursement from this escrow.
Safe-Harbor Statement
This press release contains forward-looking statements concerning the outlook for the Company’s revenues, net loss and stock-based compensation expense for the first quarter of 2008. Forward-looking statements are not guarantees and are subject to a number of risks and uncertainties that could cause actual results to differ materially including, but not limited to, final review of the results and amendments and preparation of quarterly financial statements, including consultation with our outside auditors. Accordingly, readers are cautioned not to place undue reliance on any forward-looking statements. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason.
About Limelight Networks
Limelight Networks, Inc. (Nasdaq: LLNW) is enabling new business models by re-inventing content distribution over the Internet.
The Company operates a content delivery network that bypasses the busy public Internet to bring media content directly to an online audience. This architecture is optimized to securely store and instantly deliver any digital asset in a media library, through thousands of servers interconnected by a dedicated global optical network, and direct connections to more than 900 access networks around the world.

A trusted partner with a passion for customer service and proactive support, Limelight Networks helps maximize the online presence of thousands of entertainment, technology, enterprise and government organizations. For more information, visit www.limelightnetworks.com.
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Media and Investor Contact:
Paul Alfieri
Limelight Networks, Inc.
+1-917-297-4241
palfieri@llnw.com
Copyright ©2008 Limelight Networks, Inc. All rights reserved. All product or service names are the property of their respective owners